UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017 (August 23, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2017, our board of directors (the “Board”), upon recommendation of the Remuneration Committee, increased the annual base salary of Herman Kotzé, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and Nitin Soma, our Chief Technology Officer, to $700,000 and $380,000, respectively. The increase in annual base salary in each case was effective July 1, 2017.

In addition, the Board adopted a cash incentive award plan for fiscal 2018 for Messrs. Kotzé and Soma and awarded shares of restricted stock to Messrs. Kotzé and Soma, some of which vest over time and some of which vest based on the performance of our stock price.

Cash Incentive Award Plan for Fiscal 2018

Under the cash incentive award plan, each of Messrs. Kotzé and Soma will be eligible to earn a cash incentive award based on our fiscal 2018 financial and stock price performance (the “Quantitative Portion of the Cash Incentive Award Plan” below) and his individual contribution toward the achievement of certain objectives described under “Qualitative Portion of the Cash Incentive Award Plan” below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

The cash incentive award plan provides for a target level cash incentive award of 100% and 50%, respectively, of Messrs. Kotzé and Soma’s annual base salary for fiscal 2018. Under the plan, 70% will be based on quantitative factors including (i) our fiscal 2018 financial performance and (ii) our stock price performance during a defined 365 day period; and 30% will be based on qualitative factors. The quantitative portion of the award is limited, for Mr. Kotzé, to 150% of his base salary multiplied by 0.70 and, for Mr. Soma, to 64.3% of his base salary multiplied by 0.70; however, it is further divided and determined, as more fully described below, based on the achievement of certain fundamental diluted earnings per share (“Fundamental EPS”) and the achievement of certain levels of volume-weighted average stock price (“VWAP”). The Fundamental EPS and VWAP components of the cash incentive award operate independently. It is possible for each executive to earn all or a portion of the Fundamental EPS component of the award but none of the VWAP component of the award and vice versa.

The qualitative portion of the award is limited to 30% and 20%, respectively, of each of Messrs. Kotzé and Soma’s annual base salary and is based on certain predetermined performance criteria.

Quantitative Portion of the Cash Incentive Award Plan

Each of Messrs. Kotzé and Soma will be entitled to receive an amount equal to 70% and 30%, respectively, of his respective annual base salary (the “Target Quantitative Award”) if (1) Fundamental EPS equals or exceeds $1.65 for fiscal 2018 and (2) the VWAP equals or exceeds $14.00 for a period of 30 consecutive trading days during a measurement period commencing on August 23, 2017 and ending on August 23, 2018. At other levels of Fundamental EPS and VWAP, each executive will receive the following percentage of the Target Quantitative Award based on the following two components:

Fundamental EPS Thresholds (60% of the Quantitative Portion of the Cash Incentive Award Plan)

•	Below $1.57 (threshold)—0%
•	At $1.65 (target)—100%
•	At $1.815—125%

•	At or above $1.90 (maximum)—150%
•	Fundamental EPS at or above $1.57 and below $1.90 will be interpolated relative to next threshold on a linear basis.

Fundamental EPS will be measured in U.S. dollars as our earnings per share on a constant currency basis determined in accordance with U.S. generally accepted accounting principles, as adjusted to exclude the effects related to (i) amortization of intangible assets (net of deferred taxes) and acquisition-related costs; (ii) stock-based compensation charges and (iii) other items that the Remuneration Committee may determine in its discretion to be appropriate (for example, accounting changes and one-time or unusual items).

VWAP Thresholds (40% of the Quantitative Portion of the Cash Incentive Award Plan)

•	Below $13.00 (threshold)—0%
•	At or above $13.00 and below $14.00—50%
•	At or above $14.00 (target) and below $15.00—100%
•	At or above $15.00 (maximum)—150%
•	Thresholds are absolute and not subject to interpolation.

In order to calculate the total quantitative portion of the cash incentive award, the percentages achieved with respect to each of the Fundamental EPS and VWAP components of the award (which can range from 0% - 150% in each case) are each multiplied by (a) 0.60 with respect to the Fundamental EPS component and 0.40 with respect to the VWAP component, (b) 0.70 for Mr. Kotzé and 0.30 for Mr. Soma, respectively, and (c) the executive’s 2018 base annual salary.

Qualitative Portion of the Cash Incentive Award Plan

Mr. Kotzé will be entitled to receive up to 30% of his annual base salary based on his contribution toward the enhancing shareholder value through performance criteria which includes:

•	Progress with certain business relationships;
•	Achievement and increases in incremental revenue lines;
•	Development of applications;
•	Progress with initiatives, expansion, succession and strategic plans; and
•	Personnel and management goals.

Mr. Soma will be entitled to receive up to 20% of his annual base salary based on his contribution toward the enhancing shareholder value through performance criteria which includes:

•	Progress with research, development and innovation activities;
•	Support and collaboration with other departments to achieve their objectives;
•	Maintenance of a secure and efficient information technology environment;
•	Progress with initiatives, expansion, succession and strategic plans; and
•	Personnel and management goals.

The Remuneration Committee may award between 0% and 100% of 30% of Mr. Kotzé’s annual base salary and between 0% and 100% of 20% of Mr. Soma’s annual base salary, based on its assessment of progress against these objectives.

Tables Illustrating Potential Payments Under Quantitative Portion of the Cash Incentive Award Plan

Based on Mr. Kotzé’s current annual base salary of $700,000, the table below illustrates the potential amounts that could be payable to him under the quantitative portion of the cash incentive award plan upon achievement of various levels of Fundamental EPS and VWAP and assuming the full award is made in respect of the qualitative portion of the plan. The maximum total award payable to Mr. Kotzé, assuming the full award of $210,000 is made in respect of the qualitative portion of the plan, is $945,000.

	Quantitative Portion					Qualitative Portion	Total
	Fundamental EPS	Amount Payable	VWAP	Amount Payable	Total	Total
Threshold	Below $1.57	$-	Below $13.00	$-	$-	$210,000	$210,000
	-	$-	At or above $13.00 and below $14.00	$98,000	$98,000	$210,000	$308,000
Target	At $1.65	$294,000	At or above $14.00 and below $15.00	$196,000	$490,000	$210,000	$700,000
	At $1.815	$367,500	-	$-	$367,500	$210,000	$577,500
Maximum	At or above $1.90	$441,000	At or above $15.00	$294,000	$735,000	$210,000	$945,000

Based on Mr. Soma’s current annual base salary of $380,000, the table below illustrates the potential amounts that could be payable to him under the quantitative portion of the cash incentive award plan upon achievement of various levels of Fundamental EPS and VWAP and assuming the full award is made in respect of the qualitative portion of the plan. The maximum total award payable to Mr. Soma, assuming the full award of $76,000 is made in respect of the qualitative portion of the plan, is $247,000.

	Quantitative Portion					Qualitative Portion	Total
	Fundamental EPS	Amount Payable	VWAP	Amount Payable	Total	Total
Threshold	Below $1.57	$-	Below $13.00	$-	$-	$76,000	$76,000
	-	$-	At or above $13.00 and below $14.00	$22,800	$22,800	$76,000	$98,800
Target	At $1.65	$68,400	At or above $14.00 and below $15.00	$45,600	$114,000	$76,000	$190,000
	At $1.815	$85,500	-	$-	$85,500	$76,000	$161,500
Maximum	At or above $1.90	$102,600	At or above $15.00	$68,400	$171,000	$76,000	$247,000

Grants of Restricted Stock – Performance-Vesting

On August 23, 2017, our Board, upon the recommendation of the Remuneration Committee, awarded 150,000 and 30,000 shares of restricted stock with time-based and performance-based vesting conditions to Messrs. Kotzé and Soma, respectively.

In order for any of the shares to vest, the following conditions must be satisfied: (1) the price of our common stock must equal or exceed certain agreed VWAP levels (as described below) during a measurement period commencing on the date that we file our Annual Report on Form 10-K for the fiscal year ended 2020 and ending on December 31, 2020 and (2) the recipient is employed by us on a full-time basis when the condition in (1) is met. The VWAP levels and vesting percentages related to such levels are as follows:

•	Below $15.00 (threshold)—0%
•	At or above $15.00 and below $19.00—33%
•	At or above $19.00 and below $23.00—66%
•	At or above $23.00—100%

Any shares that do not vest in accordance with the above-described conditions will be forfeited.

Grants of Restricted Stock – Time-Vesting

On August 23, 2017, our Board, upon the recommendation of the Remuneration Committee, also awarded 50,000 and 15,000 shares of restricted stock with a time-based vesting condition to Messrs. Kotzé and Soma, respectively. These shares of restricted stock will vest only if the recipient remains employed by us on a full-time basis on August 23, 2020 and are not subject to any performance-based vesting conditions.

Any shares that do not vest in accordance with the above-described conditions will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date:	August 29, 2017	By:	/s/ Herman G. Kotzé
		Name:	Herman G. Kotzé
		Title:	Chief Executive Officer,
Chief Financial Officer, Treasurer and Secretary